C$132,500,000

The Cash Store Financial Services Inc.

11 ½% Senior Secured Notes due 2017

PURCHASE AGREEMENT

January 24, 2012

IMPERIAL CAPITAL, LLC
2000 Avenue of the Stars
9th Floor, South Tower
Los Angeles, California 90067

CANACCORD GENUITY CORP.
Brookfield Place
161 Bay Street, Suite 3100
Toronto, Ontario M5J 2S1

Ladies and Gentlemen:

The Cash Store Financial Services Inc., a corporation organized under the laws of the Province of Ontario (the "Company"), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Imperial Capital, LLC and Canaccord Genuity Corp., acting severally and not jointly (the "Initial Purchasers"), C$102,800,000 aggregate principal amount of the Company's 11 ½% Senior Secured Notes due 2017 (the "Notes"), in the amounts specified on Schedule I hereto. In connection with the Loan Repurchase (as defined below), the Company has separately agreed to sell C$29,700,000 aggregate principal amount of the Notes pursuant to exempt private placements contemporaneous herewith (collectively, the "Notes Private Placement"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of January 31, 2012, by and among the Company, the Guarantors and Computershare Trust Company of Canada as Canadian trustee, and Computershare Trust Company, NA as U.S. trustee (collectively in such capacities, the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings set forth in the "Description of Notes" section of the Company's final offering circular, dated the date hereof relating to the offering of the Notes (the "Final Offering Circular"). The proceeds of the Notes purchased by the Initial Purchasers hereunder will be used to purchase loans receivable from certain of the Company's current third-party lenders as further described in the Time of Sale Document (as defined below) under "Use of

Proceeds" (the "Loan Repurchase"), for general corporate purposes and to pay transaction fees and expenses in connection with the offer and sale of the Notes (the "Offering").

The Notes purchased by the Initial Purchasers hereunder will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder (collectively, the "Securities Act") and in reliance on one or more exemptions from the prospectus requirements of Canadian Securities Laws (as defined below) under National Instrument 45-106 – *Prospectus and Registration Exemptions* (in the Province of Quebec, Regulation 45-106 respecting Prospectus and Registration Exemptions (collectively, "NI 45-106")). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, applicable state law and/or applicable securities laws in the provinces of Canada (collectively with the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in such provinces, "Canadian Securities Laws"), the Notes shall bear the applicable legends set forth in the Indenture. The Company has prepared (i) a preliminary offering circular, dated January 12, 2012 (the "Preliminary Offering Circular"), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Notes (the "Pricing Supplement"), and (iii) the Final Offering Circular, in each case, relating to the Offering. All references in this Agreement to the Preliminary Offering Circular, the Time of Sale Document (as defined below) or the Final Offering Circular include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained therein (and references in this Agreement to such information being "contained," "included" or "stated" (and other references of like import) in the Preliminary Offering Circular, the Time of Sale Document or the Final Offering Circular shall be deemed to mean all such information contained therein, (iii) any electronic Time of Sale Document or Final Offering Circular and (iv) in connection with offers to sell, solicitations of offers to buy or sales of the Notes in Canada, each offering circular "wrapper", dated January 12, 2012, in the case of the Preliminary Offering Circular, and dated the date hereof, in the case of the Final Offering Circular (collectively, the "Canadian Wrap"). The Preliminary Offering Circular and the Pricing Supplement are collectively referred to herein as the "Time of Sale Document."

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the "Exempt Resales") all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Final Offering Circular to persons (the "Subsequent Purchasers") (i) who are "qualified institutional buyers" ("QIBs") (as defined in Rule 144A under the Securities Act), (ii) outside of the United States who are not "U.S. persons" in "offshore transactions" (in each case, as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States, and/or (iii) in respect of offers and sales in Canada, are Canadian "accredited investors" as defined in NI 45-106.

Pursuant to the Indenture, all current and future Restricted Subsidiaries that guarantee any of the Company's obligations under any Credit Facility will fully and unconditionally guarantee, on a joint and several and senior secured basis, to each holder of the Notes and the

Trustee, the payment and performance of the Company's obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "Guarantor" and each such guarantee being referred to herein as a "Guarantee" and, together with the Notes, the "Securities").

The Company has entered into a letter agreement with respect to a new senior secured revolving credit facility of up to C$25.0 million, which is expected to include a letter of credit sub-facility with availability of $5.0 million (the "New Credit Facility") to be secured by a first priority lien and security interest on the Collateral, as disclosed in the Time of Sale Document and the Final Offering Circular. For the purposes hereof, "Collateral" means, collectively, all of the real, personal and mixed property (including equity interests) in which Liens are purported to be granted pursuant to the Collateral Documents (as defined below) as security for the Obligations (as defined below).

Pursuant to the terms of the Collateral Documents, all of the obligations under the Securities and the Indenture will be secured by a second-ranking lien on, and security interest in, the Collateral as described in the Time of Sale Document and the Final Offering Circular.

The Company, Imperial Capital, LLC and Computershare Trust Company of Canada, as escrow agent (the "Escrow Agent") will enter into an escrow agreement (the "Escrow Agreement") to provide for the escrow of the proceeds for the purchase of the Notes purchased by the Initial Purchasers hereunder and the payment of such proceeds to the Company on the Closing Date pursuant to the terms of the Escrow Agreement and as set forth in this Agreement.

Prior to the date of this Agreement, the Company has entered into (i) an Engagement Letter dated August 2, 2011 (the "Imperial Engagement Letter") between the Company and Imperial Capital, LLC, (ii) an Advisory Agreement dated May 14, 2009, as amended by a letter agreement dated September 9, 2011 (the "Advisory Agreement") between the Company and Canaccord Genuity Corp. and (iii) a Financing Agreement dated July 11, 2011 between the Company and Canaccord Genuity Corp. (together with the Imperial Engagement Letter and the Advisory Agreement, the "Engagement Letters").

This Agreement, the Indenture, the Collateral Documents (as defined below), the Notes, the Guarantees, the New Credit Facility, the Intercreditor Agreement, the Escrow Agreement, the Asset Purchase Agreements (as defined below), the Subscription Agreements (as defined below) and the Engagement Letters are collectively referred to herein as the "Documents", and the transactions contemplated hereby and thereby are collectively referred to herein as the "Transactions." Nothing in this Agreement should be read to limit or otherwise modify the terms and provisions of the Engagement Letters (including, but not limited to, the compensation arrangements set forth in the Engagement Letters except that the parties have agreed that Section 2(b) of the Imperial Engagement Letter is not applicable pursuant to the terms of the Imperial Engagement Letter and that the Company will have no obligation to Imperial Capital, LLC pursuant to such Section), provided that, in the event any terms of the Engagement Letters are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial

Purchasers agree, severally but not jointly, to purchase from the Company, the Securities in the amounts specified on Schedule I hereto at a purchase price of 94.608% of the aggregate principal amount thereof (less amounts payable to the Initial Purchasers pursuant to the Engagement Letters). Delivery to the Initial Purchasers of such Securities and payment for the Securities by the Initial Purchasers shall be made at a closing (the "Closing") to be held at 10:00 a.m., New York time, on January 31, 2012 (the "Closing Date") at the Toronto offices of Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3C2 (or such other place as shall be reasonably acceptable to the Initial Purchasers); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated in accordance with Section 9, "Closing Date" shall mean 10:00 a.m., New York time, on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to the Initial Purchasers of the satisfaction (or waiver) of such conditions.

The Company shall cause to be delivered to the Initial Purchasers one or more certificates representing the Notes purchased by the Initial Purchasers hereunder in global form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers, in accordance with the Escrow Agreement, at least two business days prior to the Closing or by such other method as is mutually agreed upon by the Company and the Initial Purchasers two business days prior to Closing. The certificates representing the Notes in global form shall be made available to the Initial Purchasers for inspection at the Toronto offices of Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3C2 (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. New York time one business day immediately preceding the Closing Date. The certificates representing the Notes in global form will be deposited on the Closing Date, by or on behalf of the Company, with CDS Clearing and Depository Services Inc. ("CDS") or its designated custodian, and registered in the name of CDS & Co. or in such other name or names as the Initial Purchasers may direct the Company in writing not less than 24 hours prior to the Closing Date.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchasers that, as of the date hereof and as of the Closing Date:

(a) *Limitation on Offering Materials*. The Company has not prepared, made, used, authorized, approved or distributed and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Circular, (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a "Company

Additional Written Communication") and (iv) the subscription agreements in respect of the Notes Private Placement (collectively, the "Subscription Agreements").

(b) *No Material Misstatement or Omission.* (i) The Time of Sale Document, as of the date thereof, did not and at the Closing Date will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Circular, as of the date thereof, did not and at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each Company Additional Written Communication, when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser and furnished to the Company in writing by the Initial Purchasers expressly for use in the Time of Sale Document or the Final Offering Circular as set forth in Section 13. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Circular in any jurisdiction.

(c) *Reporting Compliance.* The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 of the Exchange Act.

(d) *Preparation of the Financial Statements.* The audited annual and unaudited interim consolidated financial statements and related notes of the Company contained in the Time of Sale Document and the Final Offering Circular (the "Financial Statements") present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries (as hereinafter defined), as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved (except that the unaudited interim consolidated financial statements are not required to and do not include all of the disclosures normally contained in the Company's annual consolidated financial statements) with a note to such financial statements reconciling them, as permitted by the SEC for foreign private issuers, to generally accepted accounting principles of the United States ("U.S. GAAP"). The financial data set forth under the captions "Summary Historical Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" in the Time of Sale Document and the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the

Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Document and the Final Offering Circular are fairly and accurately presented or are based on or derived from sources that the Company believes to be reliable and accurate.

(e) *Disclosure Controls and Procedures*. The Company maintains a system of "disclosure controls and procedures" (within the meaning of Rule 13a-15(e) of the Exchange Act and within the meaning of National Instrument 52-109 *Certification of Disclosure in Issuers' Annual and Interim Filings* ("NI 52-109")) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and under its continuous reporting obligations in Canada is recorded, processed, summarized and reported within the time periods specified in the SEC's or the relevant Canadian securities regulatory authority's, as the case may be, rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by NI 52-109.

(f) *Independent Accountants*. KPMG LLP, who have certified and expressed their opinion with respect to the audited consolidated financial statements including the related notes thereto contained in the Time of Sale Document and the Final Offering Circular, are (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations of the Public Company Accounting Oversight Board and (ii) independent within the meaning of the Rules of Professional Conduct/Code of Ethics of the various CICA provincial institutes. Any non-audit services provided by KPMG LLP have been approved by the audit committee of the board of directors of the Company.

(g) *No Material Adverse Change*. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Circular, except as disclosed in the Time of Sale Document and the Final Offering Circular, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a "Material Adverse Change").

(h) *Rating Agencies*. No "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating

assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(i) *Subsidiaries.* Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests, and its jurisdiction of organization, is listed on Schedule III attached hereto (the "Subsidiaries").

(j) *Incorporation and Good Standing of the Company and the Subsidiaries; MAE.* The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing (to the extent such concept or a similar concept is recognized) under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and in the Final Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (C) the enforceability of any Collateral Document or the attachment, perfection or priority of any of the liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents, or (E) the consummation of any of the Transactions (each, a "Material Adverse Effect").

(k) *Capitalization and Other Capital Stock Matters.* All of the issued and outstanding share capital of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Time of Sale Document and the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company other than subsequent issuances, if any, pursuant to employee benefit plans or upon exercise of outstanding options or warrants as described in the Final Offering Circular. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Liens"), other than Permitted Liens and those imposed by the Securities Act, the securities or "Blue Sky" laws of certain U.S. state and Canadian Securities Laws. Except as disclosed in the Time of Sale Document and the

Final Offering Circular, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(l) *Legal Power and Authority.* Each of the Company and the Guarantors has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(m) *This Agreement, the Indenture, the Collateral Documents and the New Credit Facility.* This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. Each of the Indenture, the Collateral Documents, the Purchase Agreements in respect of the Loan Repurchase (the "Asset Purchase Agreements"), the Subscription Agreements and the New Credit Facility has been duly and validly authorized by the Company and the Guarantors, as applicable. Each of the Indenture, the Escrow Agreement, the Collateral Documents and the New Credit Facility, when executed and delivered by the Company and the Guarantors, as applicable, will constitute a legal, valid and binding obligation of each of the Company and the Guarantors, as applicable, enforceable against each of the Company and the Guarantors in accordance with its terms, as applicable, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally; and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement, the Indenture, the Collateral Documents and the New Credit Facility will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Circular. When executed and delivered by the Company and the Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the "TIA"). The Indenture complies with all applicable provisions of the laws of Canada or the laws of any province or territory thereof, including without limitation, Canadian Securities Laws, and no registration, filing or recording of the Indenture under the laws of Canada or any province or territory thereof is necessary in order to preserve the validity or enforceability of the Indenture or the Securities issued thereunder.

(n) *Notes.* The Notes have been duly and validly authorized by the Company and when issued, authenticated and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (or, as applicable, when delivered to and paid for by the purchasers thereof, in accordance with the terms of the Subscription Agreements) and the Indenture, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and the Collateral Documents, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or

other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Circular and will be in the form contemplated by the Indenture.

(o) *Guarantees.* The Guarantees have been duly and validly authorized by the Guarantors and, when issued and executed by the Guarantors, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture and the Collateral Documents, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Guarantees will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Circular.

(p) *Collateral.*

(i) Upon:

(1) in the case of such portion of the Collateral constituting investment property represented or evidenced by certificates or other instruments, delivery to the Collateral Agent of such certificates or instruments in accordance with the Collateral Documents, and in the case of all other investment property, the filing of financing statements or other applicable filings in the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(2) in the case of such portion of the Collateral constituting securities accounts, delivery to the Collateral Agent of securities account control agreements and such other agreements or instruments, in each case satisfactory in form and substance to the Collateral Agent and duly executed by the applicable securities intermediary, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such securities accounts from time to time;

(3) in the case of such portion of the Collateral constituting registered patents, trademarks and copyrights, the filing by the Collateral Agent of (A) initial financing statements with the appropriate filing offices, (B) any filings required with the Canadian Intellectual Property Office or the United States Patent and Trademark Office, (C) any filings required with the Canadian Intellectual Property Office and/or the United States Copyright

Office and (D) the other Collateral Documents with the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(4) in the case of any other Collateral a Lien in which may be perfected by filing or registration, as the case may be, of a financing statement or otherwise perfected by the filing or registration of such other applicable document or the recording of a mortgage in the appropriate filing office, registry or other public office, the filing or registration, as the case may be, of financing statements or other applicable document or the recording of a mortgage in such filing office, registry or other public office, together with the payment of the requisite filing, registration or recordation fees related thereto; and

(5) in the case of any other Collateral a Lien in which is perfected by possession or control, when the Collateral Agent obtains possession or control thereof,

the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable perfected Liens, in each case prior and superior in right to any other Person therein (other than any Person holding a Permitted Lien), except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(ii) As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any Collateral of the Company, any Guarantor or any Subsidiary or any rights thereunder, except for Permitted Liens.

(iii) The representations and warranties of the Company in the Collateral Documents are true and correct (if such representations and warranties are not already qualified with respect to materiality) in all material respects.

(q) *Compliance with Existing Instruments.* Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the "Charter Documents"); (ii) in violation of any Canadian federal, provincial or local, or U.S. or non-U.S. federal, state or local, statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, "Applicable Law") of any Canadian federal, provincial or local or U.S. or non-U.S. federal, state, local or other governmental or regulatory

authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a "Governmental Authority"), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the "Applicable Agreements"), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations of the Company or the applicable Subsidiary who is a party to such agreements, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws by the Company or the Subsidiaries, (b) a breach of or default or a "Debt Repayment Triggering Event" (as defined below by the Company or the Subsidiaries) under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except in the case of clauses (b) and (c) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(r) *No Conflicts*. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Documents), the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company and the Guarantors except, in the case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the Offering and the Transactions, no Default or Event of Default, each as defined in the Indenture, will exist.

(s) *No Consents*. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents or the consummation of the Transactions, except (i) those that have been made, as the case may be, that are in full force and effect, (ii) as may be required under the securities or "Blue Sky" laws of U.S. state laws applicable to the purchase of the Securities outside the U.S. in connection with the Transactions, (iii) those contemplated by the Collateral Documents, (iv) the filing of a Form 6-K with the SEC as may be required under the Securities Act and the Exchange Act, as the case may be, regarding the Documents and the Transactions, and (v) for filings, registrations and

recordings which have been made and the filing of certain notices and the payment of filing fees required by Canadian Securities Laws, including, without limitation, the filing of a report of exempt distribution under NI 45-106 with, payment of applicable filing fees to, and, if applicable, filing of the Final Offering Circular (including, without limitation, the Canadian Wrap) with (as applicable), the securities regulatory authority in each jurisdiction of Canada in which sales of the Securities are made and such filing is required.

(t) *No Material Applicable Laws or Proceedings.* Except as disclosed in the Time of Sale Document and the Final Offering Circular, (i) No Applicable Law shall have been enacted, adopted, passed or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company's knowledge, be pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened or contemplated by Governmental Authorities or threatened by others (collectively, "Proceedings") that, with respect to clauses (i) and (iii) of this paragraph (A) would, as of the date hereof and at the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(u) *All Necessary Permits.* Each of the Company and the Subsidiaries possess all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted, in each case as described in the Time of Sale Document and the Final Offering Circular ("Permits"), including, without limitation, all licenses or permits required under the *Payday Loans Act, 2008* (Ontario), *Alberta Regulation 157/2009*, *Fair Trading Act*, *Payday Loans Regulation*, and similar laws or regulations of each of the other Canadian provinces that has been designated under Section 347.1(3) of the *Criminal Code* (Canada) and in which the Company or its Subsidiaries operate, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed, in all material respects, all of its obligations with respect to such Permits; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any material Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(v) *Title to Properties.* Each of the Company and the Subsidiaries has valid title to all personal property owned by it and valid title to all leasehold estates in real and personal

property being leased by it and, as of the Closing Date, all such properties will be free and clear of all Liens other than Permitted Liens.

(w) *Tax Law Compliance*. All material Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with Canadian GAAP applied on a consistent basis throughout the periods involved. To the knowledge of the Company, after due inquiry, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Canadian federal, provincial, territorial, and all U.S. and non-U.S. federal, state, local taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(x) *Intellectual Property Rights*. Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, "Intellectual Property") necessary for the conduct of its businesses and, as of the Closing Date, the Intellectual Property will be free and clear of all Liens, other than Permitted Liens. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Time of Sale Document or the Final Offering Circular to avoid a material misstatement or omission and are not described therein. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the Intellectual Property used by the Company or any of the Subsidiaries has been obtained or is hereby used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries' knowledge, after due inquiry, its officers, directors or employees or otherwise in violation of the rights of any person.

(y) *Pension and Benefit Plans*. All of the Employee Plans (as defined below) are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with their terms and all laws, including all tax laws where same is required for preferential tax treatment; to the knowledge of each of the Company and the Guarantors, no fact or circumstance exists that could materially adversely affect the

preferential tax treatment ordinarily accorded to any such Employee Plan; all obligations regarding the Employee Plans have been satisfied in all material respects, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties or fees are owing or eligible under or in respect of any of the Employee Plans to the knowledge of the Company, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental entity or by any other Person (other than routine claims for benefits); all contributions or premiums required to be paid by the Company under the terms of each Employee Plan or by law have been made in a timely fashion in accordance with law and the terms of the Employee Plans; the Company has no material liability (other than liabilities accruing after the date hereof) with respect to any of the Employee Plans; contributions or premiums for the period up to the date hereof have been paid by the Company or the relevant Subsidiary, as applicable; and each Employee Plan which is a funded plan is fully funded as of the date hereof on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor. As used herein, "Employee Plans" means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to current or former employees, officers or directors of the Company and/or its Subsidiaries, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers' compensation, health insurance or pension plans. Neither the Company nor any of the Subsidiaries is a current or former employer of a UK defined benefit pension scheme to which section 75 of the UK Pensions Act 1995 applies, nor a connected or associated party (as described in sections 38 to 51 of the UK Pensions Act 2004) of such employer or former employer.

(z) *ERISA Matters*. Neither the Company nor any of the Subsidiaries currently sponsors and, at no time in the past, has sponsored a plan subject to the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any of the Subsidiaries currently has and, at no time in the past, had an obligation to contribute to a plan subject to ERISA or a plan in which employees employed outside of Canada and the United Kingdom participate.

(aa) *Labor Matters*. (i) Neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company, after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, after due inquiry, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Guarantors, or, to the Company's knowledge, threatened against the Company or the Guarantors; (v) there is no worker's compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect.

(bb) *Compliance with Environmental Laws.* Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable foreign, Canadian federal, provincial and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) *Compliance with Applicable Consumer Finance Laws.* Except as disclosed in the Time of Sale Document and the Final Offering Circular, each of the Company and the Subsidiaries (i) is in compliance with any and all applicable national, federal and provincial consumer protection laws, rules, regulations and orders relating to check cashing services, short-term loan products (including payday loans and title loans) or prepaid debit cards and related services, of Canada and the United Kingdom where the Company and the Subsidiaries provide services ("Consumer Finance Laws") and (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Consumer Finance Laws to conduct its respective businesses.

(dd) *Insurance.* Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) *Accounting System.* The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP or U.S. GAAP, as appropriate, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing

assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company's independent auditors and board of directors have been advised of: (i) all "material weaknesses" and "significant deficiencies" (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company's internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Time of Sale Document and the Final Offering Circular in all material respects; and since September 30, 2010, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) *Use of Proceeds; Solvency; Going Concern.* All indebtedness represented by the Securities is being incurred in good faith and for the purposes described under "Use of Proceeds" in the Time of Sale Document and the Final Offering Circular. On the Closing Date, after giving pro forma effect to the Offering and the Notes Private Placement, and the use of proceeds therefrom described under the caption "Use of Proceeds" in the Time of Sale Document and the Final Offering Circular, the Company and each Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; excluding, in the case of each of the Guarantors, its Guarantee; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; excluding, in the case of each of the Guarantors, its Guarantee; (iii) assuming consummation of the issuance of the securities as contemplated by this Agreement and the Subscription Agreements and the Time of Sale Document and the Final Offering Circular, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; excluding, in the case of each of the Guarantors, its Guarantee; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in Applicable Laws, excluding, in the case of each of the Guarantors, its Guarantee.

(gg) *No Price Stabilization or Manipulation.* Neither the Company nor any of its Affiliates has and, to the Company's knowledge, after due inquiry, no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or

resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation (other than the Initial Purchasers) for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh) *No Registration Required Under the Securities Act or Qualification Under the TIA or Canadian Securities Laws.* No registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales as contemplated hereby, assuming the accuracy of each Initial Purchaser's representations contained herein. It is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated hereby and by the Preliminary Offering Circular (including, without limitation, the Canadian Wrap) and the Final Offering Circular (including, without limitation, the Canadian Wrap) to qualify, by prospectus or otherwise, the distribution of the Securities under the securities laws of any jurisdiction in Canada, including without limitation the *Securities Act* (Ontario) and the rules and regulations thereunder assuming (i) that any Canadian purchasers are Canadian "accredited investors" as defined in NI 45-106 and (ii) the accuracy of the Company's and each Initial Purchaser's representations contained herein in connection with the sale of the Securities to the Initial Purchasers and the initial resales thereof by the Initial Purchasers.

(ii) *Canadian Solicitations.* Neither the Company, nor any Person acting on its behalf (other than the Initial Purchasers, as to whom neither the Company nor the Guarantors makes any representation or warranty), has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any Canadian province or territory to be qualified by a prospectus filed in accordance with the Canadian Securities Laws applicable in such province or territory or (ii) engaged in any advertisement of the Securities or the Notes Private Placement in any printed media of general and regular paid circulation, radio or television or any other form of advertising or non-exempt solicitation in connection with the offer and sale of the Securities or the Notes Private Pacement.

(jj) *No Integration.* The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Securities have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof other than pursuant to the Notes Private Placement; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Securities, for a period of six months after the date of this Agreement, except for the offering of the Securities as contemplated by this Agreement and pursuant to the Notes Private Placement and except as would not be integrated with the sale of the Securities in a manner that would require the registration

under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities. As used in this paragraph, the terms "offer" and "sale" have the meanings specified in Section 2(a)(3) of the Securities Act.

(kk) *No Directed Selling Efforts.* None of the Company, any of its Affiliates or other person acting on behalf of the Company has, with respect to either Securities sold outside the United States or Notes sold pursuant to the Notes Private Placement, offered such securities to buyers qualifying as "U.S. persons" (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; there is no "substantial U.S. market interest" as defined in Rule 902 under the Securities Act) in the Company's debt securities; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of such securities, except for this Agreement and the Subscription Agreements; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ll) *No Applicable Registration or Other Similar Rights.* There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any affiliate registered for sale under a registration statement, except for such rights as have been duly waived.

(mm) *Margin Requirements.* None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(nn) *Investment Company Act.* The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the "Investment Company Act"); as of the date hereof and, after giving effect to the Transactions and the use of proceeds of the Offering and the Notes Private Placement, neither the Company nor any of the Guarantors will be required to register as an "investment company" under the Investment Company Act.

(oo) *No Brokers.* Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker's fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchasers).

(pp) *No Restrictions on Payments of Dividends.* As of the Closing Date, except as otherwise disclosed in the Time of Sale Document and the Final Offering Circular there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary's capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other

Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(qq) *Sarbanes-Oxley*. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(rr) *Foreign Corrupt Practices Act*. None of the Company or any Subsidiary or any director, officer, employee or, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, "foreign official" (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the "FCPA") or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the *Corruption of Foreign Public Officials Act* (Canada) ("CFPOA") or any other applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(ss) *Money Laundering*. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Canadian anti-money laundering and anti-terrorist financing ("AML/ATF") requirements in the *Criminal Code* (Canada), the *United Nations Act* (Canada) and the *Proceeds of Crime* (Money Laundering) and *Terrorist Financing Act* (Canada) ("PCMLTFA") and related regulations, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge threatened.

(tt) *OFAC*. Neither the Company nor the Subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) *Stamp Taxes*. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(vv) *The CDS Agreement*. The book-entry-only securities services agreement, dated as of January 17, 2012, between the Company and CDS, pursuant to which the Notes purchased by the Initial Purchasers hereunder will be issued in book-entry form (the "CDS Agreement") has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(ww) *Private Placement*. In respect of the Notes Private Placement, the Company has only offered securities to, and entered into Subscription Agreements with, Canadian "accredited investors" as defined in NI 45-106 and each party to a Subscription Agreement, other than the Company, has executed and delivered to the Company a Canadian "accredited investor" status certificate. It is not necessary in connection with the offer, sale and delivery of the Securities pursuant to the Notes Private Placement to qualify, by prospectus or otherwise, the distribution of the securities thereunder under the securities laws of any jurisdiction in Canada, including without limitation the *Securities Act* (Ontario) and the rules and regulations thereunder.

5. **Covenants of the Company and the Guarantors**. Each of the Company and the Guarantors jointly and severally agrees:

(a) *Securities Law Compliance*. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any Canadian provincial, U.S. or non-U.S. federal, state or other securities commission of any stop order suspending the qualification or exemption from qualification of any of the securities of the Company or the Guarantors for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any Canadian, U.S. or other non-U.S. federal, state or other securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Circular, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Circular, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or "Blue Sky" laws of U.S. state, (iii) if, at any time, any U.S. or non-U.S. federal, state or other securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time, and (iv) in connection with the offer and sale of the Securities, including pursuant to the Notes Private Placement, to comply with Canadian Securities Laws.

(b) *Offering Documents*. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Circular, and any

amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers' reasonable request, any amendment or supplement to the Time of Sale Document or the Final Offering Circular that the Initial Purchasers, upon advice of legal counsel, determine may be necessary in connection with Exempt Resales (and the Company and the Guarantors hereby consent to the use of the Time of Sale Document and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c) *Consent to Amendments and Supplements.* Not to amend or supplement the Time of Sale Document or the Final Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided their written consent thereto, which consent shall not be unreasonably withheld. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object. The Company and the Guarantors consent to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of the Pricing Supplement.

(d) *Preparation of Amendments and Supplements to Offering Documents.* Until the earlier of (x) one year from the Closing date and (y) the date the Initial Purchasers cease to hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers upon advice of counsel, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Circular, as applicable, to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Circular to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Circular, as applicable (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document or the Final Offering Circular, as applicable, will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and/or the Final Offering Circular, as applicable, will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Circular so that the Time of Sale Document and the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or

supplement to the Time of Sale Document or the Final Offering Circular, as applicable (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) *"Blue Sky" Law Compliance*. To cooperate with the Initial Purchasers and the Initial Purchasers' counsel in connection with the qualification of the Securities under the securities or "Blue Sky" laws of U.S. state as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state. The Company will advise the Initial Purchasers promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any such jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) *Payment of Expenses*. Whether or not any of the Offering or the Transactions are consummated or this Agreement expires or is terminated in accordance with its terms, all disbursements and out-of-pocket expenses (the "<u>Expenses</u>") incurred by the Initial Purchasers in connection with the services to be rendered hereunder (including, without limitation, reasonable attorneys' fees, travel and lodging expenses, word processing charges, messenger services, duplicating services, facsimile expenses and other customary expenditures including but not limited to costs incurred to comply with regulatory requirements directly related to the Offering or the Transactions) shall be reimbursed to the Initial Purchasers, or paid on behalf of the Initial Purchasers, promptly as billed. The Initial Purchasers acknowledge that they have been paid a cash deposit of $15,000 (the "<u>Deposit</u>") against Expenses. Excluding fees to Jones Day and Norton Rose Canada LLP (collectively, "<u>Counsel</u>"), the Initial Purchasers shall inform the Company when it has reached $40,000 of out-of-pocket expenses and shall request the consent of the Company to incur additional expenses, which consent shall not be unreasonably withheld or delayed. Any unused amounts of the Deposit will be returned to the Company upon demand. The Company shall reimburse Counsel for their reasonable fees, expenses and disbursements. The fees, expenses and disbursements of Counsel shall be billed directly by Counsel to the Company, and the Company hereby acknowledges that Counsel is a third-party beneficiary under this Agreement and may take direct action against the Company for any unpaid fees, expenses and disbursements in the event such amounts are not paid under the terms of this Agreement. Further, the Company shall be responsible for all other Expenses associated with the Offering and the Transactions including, without limitation, its own accounting and attorneys' fees, travel and lodging expenses, word processing charges, messenger services, duplicating services, facsimile expenses, printing costs and other expenditures.

(g) *Use of Proceeds*. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Circular under the caption "Use of Proceeds."

(h) *Transaction Documents.* To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i) *Integration.* Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j) *Stabilization or Manipulation.* Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k) *CDS.* To comply with the CDS Agreement.

(l) *Rule 144(A) Information.* For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting under Rule 12g3-2(b) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m) *Additional Offering Materials.* Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Circular and any amendments and supplements to the Preliminary Offering Circular or the Final Offering Circular prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S.

(n) *Sale of Restricted Securities.* During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(o) *Stamp Taxes.* To pay any stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(p) *Security Interests.* To complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents.

(q) *Good Standings.* To deliver to the Initial Purchasers on and as of the Closing Date (or if unavailable as of the Closing Date, such earlier date as is reasonably acceptable to the Initial Purchasers) satisfactory evidence of the good standing (or equivalent certificate in the relevant jurisdiction) of the Company and the Guarantors in their respective jurisdictions of organization and the good standing (or equivalent certificate in the relevant jurisdiction) of the Company and the Subsidiaries in such other jurisdiction as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(r) *Canadian Sale Reports.* After the Closing, the Company shall file such forms and documents as and when may be required under the Canadian Securities Laws relating to the issuance and sale of the Securities (and, separately, the Notes Private Placement) which, without limiting the generality of the foregoing, shall include a Form 45-106F1 as prescribed by NI 45-106, the filing of the Final Offering Circular (including the Canadian Wrap) and payment of related fees. In order to permit the Company to fulfill its obligations under the preceding sentence, the Initial Purchasers shall provide certain required information pursuant to and in accordance with Section 6(e) below.

(s) *Lock –up.* During the period beginning from the date hereof and continuing until the date that is 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the Subscription Agreements, any securities of the Company that are substantially similar to the Securities without the prior written consent of Imperial Capital, LLC.

6. <u>Representations and Warranties of the Initial Purchasers</u>. Each of the Initial Purchasers, severally and not jointly, represents, warrants and agrees that:

(a) *Initial Purchaser Status, Resale Terms.* It is a "QIB" (as defined in Rule 144A under the Securities Act) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Circular.

(b) *Sale of Restricted Exchange Securities.* It has and will solicit offers to buy the Securities only from, and will offer and sell the Securities only (A) to persons reasonably believed by the Initial Purchasers to be QIBs or (B) outside of the United States and to persons that are not "U.S. persons" in "offshore transactions" in reliance on Regulation S under the Securities Act (in each case, as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States.

(c) *General Solicitation, Directed Selling Efforts.* No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers

in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by any Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(d) *Canadian Distribution.* It and its affiliates participating in the offering of the Securities will offer the Securities in compliance with the relevant Canadian Securities Laws and in accordance with the terms and conditions of this Agreement.

(e) *Canadian "Accredited Investors".* In relation to offers and sales in Canada, each Initial Purchaser and its affiliates participating in the offering of the Securities will not solicit offers to purchase or sell Securities:

(i) other than to purchasers who are reasonably believed by the Initial Purchasers to qualify as "accredited investors" (as such term is defined in NI 45-106); or

(ii) under circumstances that would require the distribution of the Securities in any Canadian province or territory to be qualified by a prospectus filed in accordance with the Canadian Securities Laws applicable in such province or territory.

(f) *Offering Circular; Canadian Wrap.* It and each of its affiliates participating in the offering of the Securities will not, except with the consent of the Company, provide or make available to prospective purchasers of Securities any document or other material which would constitute an offering memorandum (other than *the Preliminary Offering Circular* or *the Final Offering Circular*, including, if applicable, the relevant Canadian Wrap), within the meaning of the Canadian Securities Laws.

(g) *Canadian Trade Reports.* It shall deliver to the Company as soon as practicable and, in any event, in sufficient time to allow the Company to comply with its obligations under NI 45-106, the information required by NI 45-106 in respect of each Canadian purchaser to whom such Initial Purchaser or its affiliates has sold Securities.

(h) *Canadian Deliveries.* In respect of sales of the Securities in Canada, the Initial Purchasers shall deliver or cause to be delivered to each such purchaser in Canada a copy of the Final Offering Circular (including, in each case, the Canadian Wrap) as soon as practicable after the date hereof and in any event prior to the Closing Date.

7. **Conditions**. The obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the performance by each of the Company and the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a) *Representations, Warranties and Agreements.* All the representations and warranties of the Company and the Guarantors contained in this Agreement and in each of the other Documents shall be true and correct as of the date hereof and at the Closing Date in all material respects (provided that any such representation or warranty that is already qualified by a materiality qualifier shall be true and correct in all respects). On or prior to the Closing Date, the Company and each other party to the Documents (other than the

Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b) *Closing Deliverables.* The Initial Purchasers shall have received on the Closing Date:

(i) *Officers' Certificate.* A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company and the Guarantors, on behalf of the Company and the Guarantors, to the effect that (a) the representations and warranties set forth in Section 4 hereof, in each of the Documents and the Perfection Certificate are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Circular or contemplated hereby, neither the Company, the Guarantors nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company, the Guarantors or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii) *Secretary's Certificate.* A certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchasers may reasonably request.

(iii) *Good Standing Certificates.* A certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and the Guarantors operates as of a date within five days prior to the Closing Date.

(iv) *Company Counsel Opinions.* The opinion of (A) Cassels Brock & Blackwell LLP, Canadian counsel to the Company and 7252311 Canada Inc. (the "Federal Guarantor"), dated the Closing Date, in the form of previously agreed to by the Initial Purchasers; (B) Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Company, dated the Closing Date, in the form previously agreed to by the Initial Purchasers; (C) Canadian counsel on behalf of each Guarantor organized under the laws of Canada or any Canadian province (and not covered by the opinion in (A) above), dated the Closing Date, in form, scope and substance substantially identical to the opinion in (A) above regarding the Federal Guarantor and satisfactory to the Initial Purchasers and their counsel; (D) to the extent not covered by the opinions in (A) and (C) above, Canadian local counsel in each of the provinces of Canada, acting as local counsel on behalf of the Company and the Guarantors, dated the Closing Date, in form scope and substance satisfactory to the Initial Purchasers and their counsel; and (E) Rosenblatt Solicitors, local and regulatory counsel to the Company in, and counsel to each of the Guarantors organized under the laws of, the United Kingdom, dated the Closing Date, in the form previously agreed to by the Initial Purchasers.

(v) *Initial Purchasers Counsel Opinion.* An opinion, dated the Closing Date, of (i) Jones Day, U.S. counsel to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions and (ii) Norton Rose Canada LLP, Canadian counsel to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(vi) *Comfort Letters.* The Initial Purchasers shall have received from KPMG LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Circular, and (B) a customary "bring-down" comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, to the effect that KPMG LLP which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Circular.

(vii) *Chief Financial Officers' Back-Up Certificate.* A Chief Financial Officers' Back-Up Certificate, dated as of the date hereof and as of the Closing Date, executed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Initial Purchasers.

(c) *Executed Documents.* The Initial Purchasers shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably

satisfactory to the Initial Purchasers), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(d) *Collateral*.

(A) In order to create in favor of Collateral Agent, for the benefit of the Trustee and the holders of the Securities (collectively, the "Secured Parties"), a valid, perfected security interest (subject only to Permitted Liens, to the exceptions to perfection contemplated by the New Credit Facility and the Indenture and to the priority of the security interest of the secured parties under the New Credit Facility) in the Collateral, the Collateral Agent shall have received on the Closing Date the following, in each case in form and substance satisfactory to the Initial Purchasers and the Collateral Agent in their sole discretion:

(i) sufficient copies of each of a General Security Agreement and a securities pledge agreement (the "Securities Pledge Agreement") originally executed and delivered by the Company and each other grantor of collateral security listed in Schedule III hereto (collectively with the Company, the "Credit Parties" and each (including the Company) a "Credit Party");

(ii) evidence satisfactory to Collateral Agent of the compliance by each Credit Party with its obligations under its General Security Agreement, Securities Pledge Agreement and the other Collateral Documents (including, but not limited to, their obligations to execute and deliver, file or register PPSA financing statements (or equivalent filings), as applicable, to deliver originals of securities, instruments and chattel paper, any assignment agreements (including in respect of pre-authorized payment agreements) and agreements governing securities and/or deposit accounts (including deposit account control agreements, other blocked account agreements and related lockbox agreements) as contemplated therein), as applicable. For the purposes hereof, "Collateral Documents" means the General Security Agreements, the Securities Pledge Agreements, the UK Debentures (as defined below), any account control agreements and all other instruments, documents and agreements delivered by or on behalf or at the request of any Credit Party or the Collateral Agent pursuant to this Agreement or any of the other Documents in order to grant to, or perfect, preserve or protect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations or to protect or preserve the interest of the Collateral Agent or the Secured Parties therein. For the purposes hereof, "Obligations" means all obligations of every nature of each Credit Party owing to any Secured Party (including former agents) under any of the Documents, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), or fees, expenses, indemnification or otherwise;

(iii) a completed collateral questionnaire and perfection certificate dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with

all attachments contemplated thereby, including (A) the results of a recent lien search, by a Person reasonably satisfactory to the Collateral Agent, of all effective PPSA financing statements (or equivalent filings) made with respect to any personal property of such Credit Party in each jurisdiction where the Collateral Agent, acting reasonably, considers it to be necessary or desirable that such searches be conducted, together with copies of all such filings disclosed by such search, and (B) duly executed releases, estoppel certificates, and registered PPSA financing change statements (or similar documents), duly executed or authorized by all applicable Persons in all applicable jurisdictions as may be necessary to terminate, release or subordinate any effective PPSA financing statements (or equivalent filings) and any related security interests disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iv) opinions of counsel in each jurisdiction which governs the validity, attachment, perfection, effect of perfection or of non-perfection, or priority of any personal property Collateral in which any Credit Party has an interest (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(v) evidence satisfactory to Collateral Agent that the Company has retained, at its sole cost and expense, a service provider acceptable to Collateral Agent for the tracking of all of PPSA financing statements of the Company and each of the other Credit Parties from time to time that will provide notification to Collateral Agent of, among other things, any upcoming lapse or expiration thereof; and

(vi) sufficient copies of a debenture executed and delivered by each of the United Kingdom Subsidiaries (being each of the companies incorporated in the United Kingdom listed in Schedule III hereto) and any other security documents reasonably requested by the Collateral Agent or the Initial Purchasers (collectively, the "UK Debentures"), together with copies of any notices, acknowledgements or other documents contemplated therein or required in relation thereto.

(B) The Collateral Agent and its counsel shall be satisfied that (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral is of the priority described in the Time of Sale Document and the Final Offering Circular and (ii) no Lien exists on any of the Collateral, other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to a Collateral Document in each case subject to the Permitted Liens;

(C) Copies of all duly-registered PPSA financing statements or other similar financing statements, financing change statements and termination statements required pursuant to

clause (d)(A)(ii) above and each Collateral Document (collectively, the "PPSA Statements") shall have been delivered to the Collateral Agent.

(e) *No Material Adverse Change*. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of Imperial Capital, LLC, be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Circular, or (ii) materially impair the investment quality of any of the Securities.

(f) *No Hostilities*. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States or Canada (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States or Canada could be reasonably expected to make it, in Imperial Capital, LLC's sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Circular or to enforce contracts for the sale of any of the Securities.

(g) *No Suspension in Trading; Banking Moratorium*. None of the following shall have occurred following the date hereof: (i) Trading in the Company's common shares shall have been suspended by the SEC or the New York Stock Exchange or the Toronto Stock Exchange or a suspension or limitation of trading generally in securities on the New York Stock Exchange, the Toronto Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities occurs on any such exchange or market or (ii) the declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i) or (ii) of this paragraph, in Imperial Capital, LLC's sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(h) *Concurrent Transactions*. (i) The Notes Private Placement shall have been consummated or will be consummated concurrently with the consummation of the Offering and (ii) all Asset Purchase Agreements shall have been executed and the transactions contemplated thereby shall have been consummated or will be consummated concurrently with the closing of the Offering.

8. Indemnification and Contribution.

(a) *Indemnification by the Company and the Guarantors*. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who

controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which such Initial Purchaser, affiliate, director, officer, employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Circular, or any amendment or supplement thereto; or

(ii) the omission or alleged omission to state, in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Circular, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

and, subject to the provisions hereof, will reimburse, as incurred, each Initial Purchaser and its affiliates, directors, officers, employees and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b) *Indemnification by the Initial Purchasers.* Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company, each of the Guarantors and their respective affiliates, directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company, such Guarantors or any such affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchasers, insofar as a court of competent jurisdiction shall

have determined that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Circular or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 13 and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such affiliate, director, officer, employee or controlling person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c) *Notifications and Other Indemnification Procedures.* As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such

action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d) *Settlements.* No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) *Contribution.* In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) *Equitable Consideration.* The Company, the Guarantors and each Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer and employee of any Initial Purchaser, and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company and the Guarantors, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 7(e) (No Material Adverse Change), 7(f) (No Hostilities) or 7(g) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement and this Agreement shall automatically terminate on February 15, 2012 if the Offering has not been consummated unless the Initial Purchasers, in their sole discretion, have provided notice to the Company that such date has been extended. Any termination pursuant to this Section shall be without liability on the part of (a) the Company or the Guarantors to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of each Initial Purchaser pursuant to Section 5(f) hereof or (b) any Initial Purchaser to the Company or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Guarantors and, as applicable, the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchaser shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company or any Guarantor. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that each of the Initial Purchasers is acting solely as an initial purchaser in connection with the purchase and sale of the Securities. The Company and the Guarantors further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis, and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to either the Company,

the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. Each of the Initial Purchasers hereby expressly disclaims any fiduciary or similar obligations to either the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The Company, the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Initial Purchaser to the Company and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company and the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest permitted by law, any claims that any of the Company or the Guarantors may have against any Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Information Supplied by Initial Purchasers. Each of the Company and the Guarantors hereby acknowledges that, for the purposes of Section 4(c) and Section 8, the only information that the Initial Purchasers have furnished to the Company specifically for use in the Preliminary Offering Circular or the Final Offering Circular are the statements set forth in the (a) first sentence of the fifth paragraph; (b) the third sentence of the sixth paragraph; and (c) the seventh paragraph under the caption "Plan of Distribution" in the preliminary Offering Circular and the Final Offering Circular.

14. Miscellaneous.

(a) *Notices.* Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: The Cash Store Financial Services Inc., 17631 – 103 Avenue, Edmonton, Alberta, Canada T5S 1N8, Attention: Nancy Bland, with a copy which shall not constitute notice to: Cassels Brock & Blackwell LLP, 40 King Street West, Suite 2100, Toronto, Ontario M5H 3C2, Attention: Paul Stein and Paul, Weiss, Rifkind, Wharton & Garrison LLP, 77 King Street West, Suite 3100, Toronto, Ontario, M5K 1J3, Attention: Adam M. Givertz and (ii) if to the Initial Purchasers, to: Imperial Capital, LLC, 2000 Avenue of the Stars, 9th Floor, South Tower, Los Angeles, California 90067, Attention: General Counsel, with a copy which shall not constitute notice to: Jones Day, 222 East 41st Street, New York, New York 10017, Attention: Christopher M. Kelly, Esq.

(b) *Beneficiaries.* This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a

purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

(c) *Governing Law; Jurisdiction; Waiver of Jury Trial; Venue*. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers and for any counterclaim related to any of the foregoing, (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum and (c) to the fullest extent permitted by applicable law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled with respect to any legal action or proceeding relating to this Agreement or the Transactions. Each of the Company and the Subsidiaries not located in the United States irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any suit or proceeding arising out of or relating to this Agreement or the Transactions.

(d) *Entire Agreement; Counterparts*. This Agreement and the Engagement Letters constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e) *Headings*. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) *Severability*. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) *Amendment*. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h) *Agreement Among Initial Purchasers*. Any action by the Initial Purchasers hereunder may be taken by Imperial Capital, LLC on behalf of the Initial Purchasers, and any such action taken by Imperial Capital, LLC shall be binding upon each of the Initial Purchasers.

[signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

THE CASH STORE FINANCIAL SERVICES INC.

By: ______________________________
Name: Gordon Reykdal
Title: CEO

[Signature page to the Purchase Agreement]

5515433 MANITOBA INC.

By: ______________________________
Name: Gordon Reykdal
Title: CEO

[Signature page to the Purchase Agreement]

7252331 CANADA INC.

By: ______________________________

Name: Gordon Reykdal

Title: CEO

[Signature page to the Purchase Agreement]

CSF INSURANCE SERVICES LIMITED

By: ______________________________

Name: Gordon Reykdal

Title: CEO

[Signature page to the Purchase Agreement]

INSTALOANS INC.

By: ______________________________
Name: Gordon Reykdal
Title: CEO

[Signature page to the Purchase Agreement]

TCS – CASH STORE INC.

By: __________________________________

Name: Gordon Reykdal

Title: CEO

[Signature page to the Purchase Agreement]

THE CASH STORE FINANCIAL LIMITED

By: ______________________________
Name: Gordon Reykdal
Title: CEO

[Signature page to the Purchase Agreement]

THE CASH STORE INC.

By: ______________________________
Name: Gordon Reykdal
Title: CEO

[Signature page to the Purchase Agreement]

THE CASH STORE LIMITED

By: ______________________________

Name: Gordon Reykdal

Title: CEO

[Signature page to the Purchase Agreement]

Accepted and Agreed to:

IMPERIAL CAPITAL, LLC

By: ______________________________

Name: Mark Martis

Title: Chief Operating Officer

[Signature page to the Purchase Agreement]

Accepted and Agreed to:

CANACCORD GENUITY CORP.

By: ______________________________
Name: DANIEL DAVIAU
Title: MANAGING DIRECTOR

[Signature page to the Purchase Agreement]

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Imperial Capital, LLC	C$51,400,000
Canaccord Genuity Corp	C$51,400,000
Total	C$102,800,000

SCHEDULE II

PRICING SUPPLEMENT

C$132,500,000
11½% Senior Secured Notes due 2017

This pricing supplement relates only to the securities described below and should only be read together with the Preliminary Offering Circular dated January 12, 2012 (the "Preliminary Offering Circular") relating to the Notes (as defined below) and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. This pricing supplement is qualified in its entirety by reference to the Preliminary Offering Circular. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Circular.

Issuer	The Cash Store Financial Services Inc. (the "Company")
Notes Issued	C$132,500,000 principal amount of Senior Secured Notes due 2017 (the "Notes"), which represents an increase of C$7,500,000 in aggregate principal amount of Notes offered pursuant to the Preliminary Offering Circular
Maturity	January 31, 2017
Issue Price	94.608%
Gross Proceeds	C$125,355,600
Interest Rate	11.500%
Yield	13.000%
Interest Payment Dates	January 31 and July 31, commencing on July 31, 2012
Record Dates	January 15 and July 15
Ratings (Moody's / S&P)[1]	B3 / B
Optional Redemption with Equity Proceeds	Up to 35% of the Notes at 111.500% plus accrued and unpaid interest prior to July 31, 2014
Optional Redemption	On and after July 31, 2014, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below

For the Period Below	Percentage
On or after July 31, 2014	103.084%
On or after January 31, 2015	102.091%
On or after July 31, 2015	101.127%
On or after January 31, 2016	100.194%
On or after July 31, 2016	100.000%

1 A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

C$132,500,000
11½% Senior Secured Notes due 2017

Press Release........................	On January 24, 2012, the Company issued a press release, the full text of which is included as Appendix I hereto.
Make-Whole Redemption......	Make-whole call at T+50 basis points prior to July 31, 2014, plus accrued and unpaid interest
U.S. Federal Income Tax Considerations	The Notes will be issued with original issue discount ("OID"). A U.S. holder generally will be required to include OID in gross income as ordinary income for U.S. federal income tax purposes in advance of receiving cash that corresponds to that income (regardless of the holder's regular method of tax accounting). See "Certain United States Federal Income Tax Considerations".
Canadian Federal Income Tax Considerations	While the Canadian federal income tax treatment of the OID is not clear and the matter is not free from doubt, based on relevant jurisprudence, it may be possible to conclude that the OID is not interest and is not otherwise required to be included in computing a holder's income for Canadian federal income tax purposes. However, no assurance can be given in this regard and prospective holders should consult their own tax advisors. See "Certain Canadian Federal Income Tax Considerations".
Distribution	144A / Reg S
Trade Date	Tuesday, January 24, 2012
Settlement Date	Tuesday, January 31, 2012 (T+5)[2]

CUSIP Numbers....................

144A	Reg S
14756FAB9	C21768AA1

Initial Purchasers and Joint Book Running Managers.......	Imperial Capital, LLC. Canaccord Genuity Corp.

[2] We expect that delivery of the Notes will be made to investors on January 31, 2012, which will be the fifth business day following the date of this pricing supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), trades in the secondary market are required to settle in three business days ("T+3"), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

C$132,500,000
11½% Senior Secured Notes due 2017

In addition to the pricing information set forth above, the Preliminary Offering Circular will be updated to reflect the following changes:

Summary Historical Consolidated Financial Data....... The "As Adjusted Credit Statistics" will be updated as follows:

	Fiscal Period Ended September 30, 2011
As Adjusted Credit Statistics[7]:	
Total debt[6] to Adjusted EBITDA	2.7x
Adjusted EBITDA to interest expense[8]	3.2x

Use of Proceeds........................ The Use of Proceeds table on page 34 is updated as follows:

- General corporate purposes increases by $355,600

Description of Notes .... The Description of Notes is revised as follows (for the convenience of readers the revisions to the Description of Notes are presented in blackline format):

Principal, Maturity and Interest

The fourth bullet is replaced in its entirety as follows:

- The Notes will bear interest at the rate of **11.5**% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from January **31**, 2012. The Company will pay interest on the Notes semi-annually, in arrears, every January **31** and July **31**, commencing on July **31**, 2012 to holders of record on the immediately preceding ~~December~~ **January 15** and ~~June~~ **July 15**. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal of and premium, if any, on the Notes at **2.0**% per annum in excess of the above rate and will pay interest on overdue installments of interest at such increased rate to the extent lawful.

Collateral Trust Agreement

The third paragraph of the section entitled "Description of Notes – Collateral Trust Agreement – Restrictions on Enforcement of Parity Liens" is revised in its entirety to read as follows:

Notwithstanding the foregoing, the Parity Debt Representatives on behalf of the Parity Lien Secured Parties may take or cause to be taken enforcement action and exercise all of its other rights and remedies in respect of the Collateral under the Parity Lien Documents or applicable law after the passage of a period of 180 days (the "Standstill Period") from the date of delivery of a notice in writing to the Priority Debt

Representative of its intention to exercise such rights and remedies, which notice may only be delivered following (i) the occurrence of and during the continuation of "Default" under the Priority Lien Documents, (ii) upon the commencement of an insolvency, liquidation or similar proceeding against the Company or any other Obligor, or (iii) upon the release of the Liens securing the Collateral other than as permitted by the Security Documents; provided, however, that, notwithstanding the foregoing, in no event shall any Parity Lien Secured Party take any enforcement action or exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, the Priority Debt Representative shall have commenced and be pursuing the commercially reasonable exercise of any of its rights and remedies with respect to all or any material portion of the Collateral; provided, further, that action taken by a Parity Lien Secured Party shall not affect the priorities of payment under the Collateral Trust Agreement. Notwithstanding the foregoing, both before and during an insolvency, liquidation or other similar proceeding, the Parity **Debt Representative on behalf of the Parity** Lien Secured Parties may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency, liquidation or similar proceedings against the Company or any other Obligor in accordance with applicable law; except that the Parity Lien Secured Parties may not challenge the validity, enforceability, perfection or priority of the Priority Liens.

A new section entitled "Description of Notes – Collateral Trust Agreement – Purchase of Priority Lien Obligations by Parity Lien Secured Parties" is added, which will read in its entirety as follows:

Purchase of Priority Lien Obligations by Parity Lien Secured Parties

The Parity Lien Secured Parties may purchase, subject to the terms set forth in the Collateral Trust Agreement, all, but not less than all, of the outstanding Priority Lien Obligations upon the occurrence of any of the following events:

(1) an acceleration of the Priority Lien Obligations in accordance with the Priority Lien Documents;

(2) a payment default under the Priority Lien Documents that is not cured, or waived by the Priority Lien Secured Parties; or

(3) the commencement of an insolvency, liquidation or similar proceeding.

Any such purchase of Priority Lien Obligations will be made pursuant to an assignment agreement whereby the Parity Lien Secured Parties will assume all funding commitments and Obligations of the Priority Lien Secured Parties under the Priority Lien Documents, and will otherwise be made pursuant to terms and conditions agreed upon amongst the Parity Lien Secured Parties and in accordance with the terms of the Collateral Trust Agreement. In addition, the Collateral Trust Agreement will provide that the Priority Lien Secured Parties will not commence an enforcement action once the Priority Lien Secured Parties have received an effective purchase notice signed by the Parity Lien Secured Parties and while Parity Lien Secured Parties are obligated to purchase the Priority Lien Obligations under such notice.

The purchase price with respect to the Priority Lien Obligations to be purchased will equal:

(1) the principal amount of all loans, advances, or similar extensions of credit included in such Priority Lien Obligations to be purchased (including unreimbursed amounts drawn on letters of credit, but excluding the undrawn amount of outstanding letters of credit), plus

(2) all accrued and unpaid interest thereon through the date of purchase (excluding any acceleration prepayment penalties or premiums), and all accrued and unpaid fees, expenses, and other amounts owed to the Priority Lien Secured Parties under the Priority Lien Documents on such purchase date.

Promptly after the closing of the purchase of the Priority Debt Obligations to be repurchased, the Priority Debt Representative will distribute the purchase price to the Priority Lien Secured Parties in accordance with the terms of the Priority Lien Documents. In addition, after the closing of such purchase, the Parity Lien Secured Parties may request that the Priority Debt Representative immediately resign as administrative agent and, if applicable, the collateral agent under the Priority Lien Documents, and the Priority Debt Representative will immediately resign if so requested. Upon such resignation, a new administrative agent and, if applicable, a new collateral agent will be elected or appointed in accordance with the Priority Lien Documents.

Following any purchase pursuant to this section, the Priority Debt Representative will apply cash collateral to reimburse any letter of credit issuers for drawings under letters of credit, any customary fees charged by the letter of credit issuer in connection with such draws, and facing or similar fees. After giving effect to each such payment, any remaining cash collateral that exceeds 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and bankers' acceptance and the aggregate facing and similar fees that will accrue thereon through the stated maturity of instruments (assuming no drawings thereon before stated maturity) will be returned to the Parity Lien Secured Parties. When all such letters of credit have been cancelled with the consent of the beneficiary thereof, expired, or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Parity Lien Secured Parties. If for any reason other than the gross negligence or willful misconduct of the Priority Debt Representative, the cash collateral is less than the amount owing with respect to a letter of credit, then the Parity Lien Secured Parties will promptly reimburse the Priority Debt Representative the amount of the deficiency.

Any purchase of Priority Lien Obligations contemplated by this section, with limited exception, will be without recourse and without representation or warranty of any kind by the Priority Lien Secured Parties.

Restricted Payments

Clause (5) of the second paragraph of the covenant described under "Description of Notes – Certain Covenants – Restricted Payments" is replaced in its entirety as follows:

(5) the declaration and payment of cash dividends on the Common Shares in an amount not to exceed $0.12 per Common Share per fiscal quarter (which amount shall be (a) proportionately decreased in the event the Company shall issue additional Common Shares to then current holders of Common Shares in a stock dividend, stock distribution, subdivision or other similar transaction or (b) proportionately increased in the event the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares); provided, however, that (x) at the time of the declaration of any such cash dividend, (1) no Default or Event of Default has occurred and is continuing or would be caused thereby, and (2) the Common Shares are publicly traded on the Toronto Stock Exchange or a United States national securities exchange; **(y) (1) immediately after giving pro forma effect thereto as if such payment of cash dividends had occurred at the beginning of the applicable period, the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and (z)** after giving effect to any such payment of cash dividends, the Company's Net Cash would be equal to or greater than (A) $8.0 million or, (B) if Additional Notes have been issued pursuant to the Indenture, an amount sufficient to satisfy all amounts due in respect to the Notes on the next succeeding interest payment date under the Indenture (including, without limitation, any amounts due in respect of principal or premium on such date),; provided further, that any adjustment contemplated by clause (a) or (b) above shall be made in good faith by the Board of Directors of the Company as of the effective date of the applicable transaction and as evidenced by a resolution of the Board of Directors of the Company as set forth in an Officer's Certificate;

Clause (14) of the second paragraph of the covenant described under "Description of Notes – Certain Covenants – Restricted Payments" is replaced in its entirety as follows:

(14) Restricted Payments in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (14), does not exceed $~~5.0~~ **2.0** million.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Paragraph (a) of the covenant described under "Description of Notes – Certain Covenants – Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" is replaced in its entirety as follows:

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may Incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently

ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0 **(or, solely with respect to the Incurrence of Additional Notes pursuant to this paragraph and, unless specifically stated, not for any other purposes under the Indenture, at least 2.9 to 1.0 prior to the first anniversary of the issuance of the Notes and 3.0 to 1.0 thereafter (the "Additional Notes Incurrence Test"))**, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

Clause (1) of the second paragraph of the covenant described under "Description of Notes – Certain Covenants – Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" is replaced in its entirety as follows:

(1) the Incurrence by the Company or any Guarantor (including any Guarantees thereof) of Indebtedness pursuant to Credit Facilities in an aggregate principal amount not to exceed $~~40.0~~ **32.5** million;

Clause (14) of the second paragraph of the covenant described under "Description of Notes – Certain Covenants – Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" is deleted in its entirety, as set forth below:

(14) ~~the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, or issuance of Disqualified Stock by the Company (in addition to Indebtedness or Disqualified Stock permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) that, when added to all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed $5.0 million.~~

Paragraph (c) of the covenant described under "Description of Notes – Certain Covenants – Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" is replaced in its entirety as follows:

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through ~~(14)~~ **(13)** of the immediately preceding paragraph or under paragraph (a) of this covenant, the Company shall, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to paragraph (a) of this covenant, and may re-classify any such item of Indebtedness from time to time among such clauses or the first paragraph of this covenant, so long as such item meets the applicable criteria for such category. For the avoidance of doubt, Indebtedness may be classified as Incurred in part pursuant to one of the clauses (1) through ~~(14)~~ **(13)** above, and in part under one or more other clauses or under paragraph (a) of this covenant. Notwithstanding the foregoing, all Indebtedness outstanding and secured by Liens permitted pursuant to clause~~s~~ (1) ~~and (23)~~ of the definition of "Permitted Liens" and all Indebtedness outstanding under the Credit Agreement shall be treated as Incurred pursuant to clause~~s~~ (1) ~~and (14)~~ and may not be reclassified and all Indebtedness that is Parity Lien Debt may only

be Incurred pursuant to (and reclassified as Incurred under) the Additional Notes Incurrence Test or clause (1) above.

Reports

The covenant described under "Description of Notes – Certain Covenants – Reports" is replaced in its entirety as follows:

(a) The Company shall **electronically** deliver to the Trustee, no later than fifteen (15) calendar days after the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and obtained confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC's EDGAR database.

(b) In the event the Company is at any time while any Notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act **or the reporting requirements of the Securities Act (Ontario)**, the Company shall continue to provide ~~to the Trustee and, upon request, to each holder of Notes,~~ no later than fifteen (15) calendar days after the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such sections, **by (1) distributing such reports electronically to the Trustee and (2) making available such reports (x) to the public on its website or (y) to any beneficial owner of Notes that certifies that it is such a beneficial owner, any prospective investor that certifies that it is a qualified institutional buyer (as defined under Rule 144A under the Securities Act), an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or is not a U.S. person (under the meaning set forth in 902(k) of Regulation S under the Securities Act) or any security analyst, in each case, who so requests by sending such reports via electronic mail or by posting such reports on a non-public web site or Intralinks (or any comparably password protected online data system); provided that the Company shall make readily available any password or other login information to any such holder of notes, prospective investor or security analyst. Within five business days after the delivery or any report pursuant to this paragraph, the Company shall conduct a conference call to discuss such report and answer questions about such report, which conference call shall be open to all holders of Notes and prospective investors. Details of such conference call will be posted on the Company's website or on a password-protected website created by the Company.**

(c) **In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.** The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

C$132,500,000
11½% Senior Secured Notes due 2017

Registration Rights

A new covenant under "Description of Notes – Certain Covenants" will be added as follows:

Registration Rights

In the event the Company is at any time while any Notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall use its reasonable best efforts to cause the registration of the Notes pursuant to Securities Act such that the Notes will be freely tradable. The Company may, at its option, affect such registration on any available registration statement then available to the Company (including an exchange offer registration statement). The Company will be deemed to have fully satisfied its obligations under this covenant with respect to any holder of Notes if such holder's Notes are freely tradable pursuant to Rule 144 of the Securities Act without reliance on the current public information requirements of Rule 144.

Definitions

Clause (4) of the definition of "Excluded Assets" is amended as follows:

(4) shares of The Cash Store Australia Holdings, Inc. owned by the Company or any of its Subsidiaries to the extent such shares are subject to pledge restrictions pursuant to regulatory requirements;

Clause (1) of the definition of "Permitted Liens" is amended as follows:

(1) Liens securing Priority Lien Obligations, in an aggregate principal amount not to exceed $32.5 million.

Clause (23) of the definition of "Permitted Liens" is deleted as set forth below:

~~(23) Liens securing Indebtedness permitted by clause (14) of paragraph (b) of the covenant described above under the caption "— Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";~~

Cash Store FINANCIAL

C$132,500,000
11½% Senior Secured Notes due 2017

THE NOTES AND THE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES AND THE GUARANTEES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES AND THE GUARANTEES HAVE BEEN OFFERED ONLY TO (A) QUALIFIED INSTITUTIONAL BUYERS AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT, OR (B) TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S UNDER THE SECURITIES ACT. THE NOTES AND THE GUARANTEES HAVE NOT BEEN QUALIFIED FOR SALE TO THE PUBLIC BY PROSPECTUS UNDER APPLICABLE SECURITIES LAWS IN CANADA AND, ACCORDINGLY, ANY OFFER AND SALE OF THE NOTES IN CANADA WILL BE MADE ON A BASIS WHICH IS EXEMPT FROM THE PROSPECTUS REQUIREMENTS OF SUCH SECURITIES LAWS.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT ANY DISCUSSION OF FEDERAL TAX MATTERS SET FORTH IN THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU, OR ANY NOTE HOLDER, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL TAX LAW. YOU, OR ANY NOTE HOLDER, SHOULD SEEK ADVICE BASED ON YOUR, OR THE HOLDER'S, PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

The information in this pricing supplement term sheet supplements the Company's Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. This term sheet is qualified in its entirety by reference to the Preliminary Offering Circular. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular.

A copy of the offering circular relating to this offering may be obtained by contacting Imperial Capital, LLC at (310) 246-3700 or Canaccord Genuity Corp. at (416) 869-7368.

Appendix I – Press Release dated January 24, 2012 - attached hereto

Cash Store FINANCIAL

News Release

January 24, 2012

Cash Store Financial provides preliminary guidance on first quarter financial results and responds to short seller's allegations

EDMONTON, January 24, 2012 /CNW/ - The Cash Store Financial Services Inc. ("Cash Store Financial" or the "Company") (TSX: CSF; NYSE: CSFS) provides the following preliminary guidance on estimated financial results for the three months ended December 31, 2011. Our financial results for the three months ended December 31, 2011, have not yet been finalized and are subject to change. Further, the Company's auditors have not reviewed the estimated financial results included in the press release.

Preliminary guidance

All figures are expressed in Canadian dollars. The Company added 11 new branches, all in the United Kingdom, during the quarter ended December 31, 2011.

For the three months ended December 31, 2011:

- Revenue is estimated to have been in the range of $45.0 - $46.0 million, down from $47.2 million for the quarter ended September 30, 2011, and down from $47.7 million for the same period in the prior year.

- Loan fees are estimated to have been in the range of $32.0 - $33.0 million down from $33.6 million for the quarter ended September 30, 2011, and down from $36.3 million for the same period in the prior year.

- Other revenue is estimated to have been in the range of $12.0 - $13.0 million, down from $13.6 million for the quarter ended September 30, 2011, and up from $11.4 million for the same period in the prior year.

- Loan volumes are estimated to have been in the range of $198.0 - $200.0 million, down from $201.7 million for the quarter ended September 30, 2011, and down from $216.3 million for the same period in the prior year.

In addition, Adjusted EBITDA (a non-GAAP measure defined below) for the three months ended December 31, 2011 is estimated to have been between $9.0 million and

$10.0 million, compared to $11.3 million for the quarter ended September 30, 2011 and $13.0 million for the same period in the prior year. The sequential decline in Adjusted EBITDA compared to the quarter ended September 30, 2011 is primarily due to a decrease in overall revenue in Canada and increased costs associated with expansion in the United Kingdom. The year-over-year decline in Adjusted EBITDA is a result of lower loan volumes in Canada, costs associated with the United Kingdom expansion, additional investment in the collection system infrastructure and the roll-out of new credit products.

Response to Short Seller

The Company also announced that the Board of Directors of the Company recently received a letter from a self-described short seller. The letter alleges that the Company is in violation of payday loan regulations in the Province of Ontario and that, as a result, the Company's existing public reports are not accurate. After reviewing the allegations, the Company believes that it is in compliance with applicable regulations in the Province of Ontario in all material respects. The Company suspects that the letter is the commencement of an opportunistic attack on the Company by a short seller, designed to disrupt the Company's previously announced private offering of senior secured notes. The Company will vigorously defend itself against the short-seller's self-interested and misleading attacks.

About Cash Store Financial

Cash Store Financial is the only broker and lender of short-term advances and provider of other financial services in Canada that is listed on the Toronto Stock Exchange (TSX: CSF). Cash Store Financial also trades on the New York Stock Exchange (NYSE: CSFS). Cash Store Financial operates more than 573 branches across Canada under the banners: Cash Store Financial and Instaloans. Cash Store Financial also operates 23 branches in the United Kingdom.

Cash Store Financial and Instaloans primarily act as brokers and lenders to facilitate short-term advances and provide other financial services to income-earning consumers who may not be able to obtain them from traditional banks. Cash Store Financial also provides a private-label debit card (the Freedom card) and a prepaid credit card (the Freedom MasterCard) as well as other financial services, including bank accounts.

Cash Store Financial employs approximately 2,300 associates and is headquartered in Edmonton, Alberta.

For further information, please contact: Gordon J. Reykdal, Chairman and Chief Executive Officer, (780) 408-5118; or, Nancy Bland, Chief Financial Officer, (780) 732-5683.

Cash Store Financial is a Canadian corporation that is not affiliated with Cottonwood Financial Ltd. or the outlets Cottonwood Financial Ltd. operates in the United States under the name "Cash Store." Cash Store Financial does not do business under the name "Cash Store" in the United States and does not own or provide any consumer lending services in the United States.

Adjusted EBITDA is not determined in accordance with United States generally accepted accounting principles ("U.S. GAAP") or International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board, does not have a standardized meaning and may not be comparable to similar measures presented by other companies. Although Adjusted EBITDA, which we define as net income plus provision for income taxes, interest expense, amortization of capital assets/depreciation of property and equipment, amortization of intangible assets, stock based compensation, class action settlements and the annual return component of retention payments, does not have a standardized meaning prescribed by U.S. GAAP or IFRS, we believe it may be useful in assessing our operating performance and as an indicator of our ability to service or incur indebtedness, make capital expenditures and finance working capital requirements. The items excluded from Adjusted EBITDA are significant in assessing our operating results and liquidity. Therefore, Adjusted EBITDA should not be considered in isolation from or as an alternative to operating income, cash provided from operating activities or other income or cash flow data prepared in accordance with U.S. GAAP or IFRS.

This News Release contains "forward-looking information" within the meaning of applicable Canadian and "forward-looking statements" within the meaning of United States securities legislation, which we refer to collectively as forward-looking information. Forward-looking information includes, but is not limited to, information with respect to our financial results for the quarter ended December 31, 2011, our objectives, strategies, operations and financial results. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "estimates", "plans", "expects", or "does not expect", "is expected", "budget", "scheduled", "forecasts", "intends", "anticipates", "does not anticipate", "believes" or variations of such words and phrases. Forward looking information contains statements that certain actions, events or results "may", "could", "would", or "might", "be taken", "occur", or "be achieved". In particular this news release contains forward-looking information with respect to our financial results for the quarter ended December 31, 2012,and may contain, without limitation, forward-looking information in connection with Cash Store Financial's goals and strategic priorities, introduction of products, share repurchase initiatives, branch openings and competition as well as initiatives to grow revenue or reduce retention payments. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Cash Store Financial to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, changes in economic and political conditions, legislative or regulatory developments, technological developments, third-party arrangements, competition, litigation, risks associated with, but not limited to, market conditions, and other factors described in our Annual Information Form dated November 24, 2010, under the heading "Risk Factors". All material assumptions used in providing forward-looking information are based on management's knowledge of current business conditions and expectations of future business conditions and trends, including our knowledge of the current credit, interest rate and liquidity conditions affecting us and the Canadian economy. Although we believe the assumptions used to make such statements are reasonable at this time and have attempted to identify in our continuous disclosure documents important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Certain material factors or assumptions applied by us in providing forward-looking information include without limitation factors and assumptions regarding our continued ability to fund our payday loan business, rates of customer defaults, relationships with, and payments to, third party lenders, demand for our products, as well as our operating cost structure, defending class actions and current consumer protection regulations. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking

information. We do not undertake to update any forward-looking information, except in accordance with applicable securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the notes referred to above, nor shall there be any offer or sale of such notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offer and sale of such notes will not be registered under the U.S. Securities Act and such notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

SCHEDULE III

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation	Initial Guarantor [Y/N]	Initial Grantor of Collateral Security [Y/N]
5515433 Manitoba Inc.	Manitoba	Yes	Yes
7252331 Canada Inc.	Canada	Yes	Yes
CSF Insurance Services Limited	United Kingdom	Yes	Yes
Instaloans Inc.	Alberta	Yes	Yes
TCS - Cash Store Inc.	Alberta	Yes	Yes
The Cash Store Financial Limited	United Kingdom	Yes	Yes
The Cash Store Inc.	Alberta	Yes	Yes
The Cash Store Limited	United Kingdom	Yes	Yes